Exhibit 10.4
RESTRICTED STOCK PURCHASE AGREEMENT
     THIS RESTRICTED STOCK PURCHASE AGREEMENT is made as of the «X_day_of_month_200X» (the “Effective Date”) by and between Reply! Inc., a California corporation (the “Company”), and «Name» (“Purchaser”).
     WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, capital stock of the Company as herein described according to the terms and subject to the conditions hereinafter set forth; and
     WHEREAS, the Purchaser is an Employee of the Company;
     NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Number of Shares and Price Per Share. The Purchaser hereby agrees to purchase from the Company and the Company agrees to sell to Purchaser «number» shares of the Company’s Common Stock (the “Stock”), at a purchase price of $«price» per share, or an aggregate purchase price of $«total»(the “Purchase Price”). The consideration for the Stock will be the Purchaser’s prior services to the Company valued at the amount of the Purchase Price (the “Prior Services”). The closing of such purchase shall occur immediately upon execution of this Agreement.
     2. Unvested Share Forfeiture. Upon the termination of the Purchaser’s service to the Company as an employee, director or consultant, or if the Purchaser or the Purchaser’s legal representative attempts to transfer any Unvested Shares (as defined below) other than as permitted in this Agreement, all shares of Stock which have not yet been vested (“Unvested Shares”) shall be deemed to have been forfeited by Purchaser without any further action of any kind by the Company.
          (a) Vesting of Unvested Shares.
               (i) Time Based Vesting. The Unvested Shares will 100% vest on «month_day_200X» subject to the Purchaser’s continuous service to the Company as an employee, director or a consultant.
               (ii) Vesting After Change in Control [or Initial Public Offering]. If the Purchaser’s service ceases as a result of a Termination after Change in Control [or an Initial Public Offering (“IPO”)], the Unvested Shares will 100% vest. [If the Purchaser’s service continues after a Change in Control or an IPO, the Unvested Shares will 100% vest [six (6)] [twelve (12)] months after a Change in Control or an IPO.]
               (iii) Vesting Upon Death or Disability. If the Purchase dies or suffers a Disability, a portion of the Unvested Shares shall become vested as of the date of death or Disability determined by multiplying the number of shares of Stock purchased hereunder by a number equal to (A) the nearest number of whole months that have elapsed since «month_day_200X» through the date of death or Disability, divided by (B) 48.
               (iv) Certain Definitions.
                    (A) “Termination After Change in Control” shall mean either of the following events occurring within [six (6)] [twelve (12)] months after a Change in Control: (x) termination by the Company or a successor corporation or entity of the Purchaser’s service for any reason other than for Cause; or (y) the Purchaser’s resignation for Good Reason from all capacities in which the Purchaser is then rendering service within a reasonable period of time following the event constituting Good Reason. Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Purchaser’s service which (1) is for Cause; (2) is a result of the Purchaser’s death or disability; (3) is a result of the Purchaser’s voluntary termination of service other than for Good Reason or (4) occurs prior to the effectiveness of a Change in Control.
                    (B) “Good Reason” shall mean any of the following actions taken without Cause by the Company or a successor corporation or entity without Purchaser’s consent: (1) reduction of Purchaser’s rate of compensation by more than 10% (unless reductions comparable in amount and duration are concurrently made for all other employees with responsibilities, organizational level and title comparable to the Purchaser’s); (2) failure or refusal of a successor to the Company to assume the Company’s obligations under this Agreement in the event of a Change in Control; or (3) relocation of Purchaser’s principal place of employment to a place greater than 40 miles from Purchaser’s then current principal place of employment.
                    (C) “Cause” shall mean any of the following: (1) the Purchaser’s theft, dishonesty, or falsification of any Company or successor corporation or entity documents or records; (2) the Purchaser’s improper use or disclosure of the Company’s or successor corporation or entity’s confidential or proprietary information; (3) any action by the Purchaser which has a material detrimental effect on the Company’s or successor corporation or entity’s reputation or business; (4) the Purchaser’s failure or inability to perform any reasonable assigned duties after written notice from the Company or a successor corporation or entity of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Purchaser of any employment or service agreement between the Purchaser and the Company or a successor corporation or entity, which breach is not cured pursuant to the terms of such agreement; or (6) the Purchaser’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Purchaser’s ability to perform his or her duties with the Company or a successor corporation or entity.
                    (D) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
                    (E) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iii) a liquidation or dissolution of the Company. A transaction or series of related transactions where capital raising is the primary purpose shall not be deemed to be an Ownership Change Event [, other than an Initial Public Offering of the Company’s shares].
                    (F) A “Disability” shall mean the permanent and total disability of the Purchaser, within the meaning of Section 22(e)(3) of the Internal Revenue Code.
          (b) Return of Unvested Shares. In the event Purchaser forfeits his Unvested Shares, the Company shall give written notice to the Escrow Agent (as defined in Section 10 below) who shall promptly return the Unvested Shares to the Company for cancellation. To the extent that the payment of the Purchase Price for the Stock was services rendered by the Purchaser, then the cash amount due upon forfeiture of he Unvested Shares shall be zero and Purchaser shall have no claim of any kind against the Company for Purchaser’s Prior Services.
          (c) Certain Transfers.. Transfers of the Stock to the Purchaser’s ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the Purchaser are permitted, provided that such transferee agrees in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms and conditions of this Section 2.
          (d) Legends. The Company may place a legend referencing the vesting terms set forth in this Section 2 on any certificate representing Stock.
     3. Right of First Refusal.
          (a) Notice of Transfer. In the event that the Purchaser proposes to sell, assign, pledge, encumber, transfer or otherwise dispose of (“Transfer”) any of Purchaser’s Stock, Purchaser shall give the Company written notice of Purchaser’s intention (“Transfer Notice”), describing the number of shares of Stock offered (“Offered Shares”), the identity of the prospective transferee and the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Purchaser has received a firm offer from the prospective transferee and in good faith believes a binding agreement for Transfer is obtainable on the terms set forth, and shall also include a copy of any written proposal or letter of intent or other agreement relating to the proposed Transfer.
          (b) Right of First Refusal. With respect to any proposed Transfer, the Company shall have an option to purchase all or none of the Offered Shares (the “Right of First

Refusal”). To exercise such option, the Company must notify the Purchaser in writing before the expiration of the thirty (30) day period following the delivery of the Transfer Notice to the Company. If the Company elects to purchase the Offered Shares, it shall pay consideration for the Offered Shares no less favorable in price and material terms and conditions than are described in the Transfer Notice.
          (c) Closing Procedures; Subsequent Transfers. If the Company exercises the Right of First Refusal, the Company and the Purchaser shall consummate the sale of the Offered Shares on the terms set forth in the Transfer Notice by the date sixty (60) days after the delivery of the Transfer Notice to the Company; provided, however, that, in the event the Transfer Notice provides for the payment for the shares of Stock other than in cash, the Company shall have the option to pay for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. If the Company fails to exercise in full the Right of First Refusal on a timely basis, then the Purchaser may, not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice, conclude the Transfer subject to the Transfer Notice on the terms and conditions described in such notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any proposed transfer by the Purchaser more than one hundred twenty (120) days following delivery of the Transfer Notice, shall again be subject to the Right of First Refusal and shall require the Purchaser to deliver a new Transfer Notice to the Company and to comply with the procedures described in this Section 3 with respect to such different or new Transfer.
          (d) Condition to Transfer. All transferees of shares of Stock or any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Stock or interest subject to the provisions of this Agreement, including the Right of First Refusal.
          (e) Termination of Right. The Right of First Refusal shall terminate at such time as a public market exists for the Company’s Common Stock (or any other stock issued by the Company, or any successor, in exchange for the Stock). For the purpose of this Agreement, a “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange or the Nasdaq National Market or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.
          (f) Limitation on Right. Notwithstanding the provisions of this Section 3, the Right of First Refusal set forth in this Section 3 shall not apply to:
               (i) any transfer to the Purchaser’s ancestors or descendants or spouse or to a trustee for their benefit provided that in any case any such transferee shall agree in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms of this Agreement, including the Right of First Refusal.
               (ii) any sale or transfer of the Stock in a public offering of securities of the Company registered under the Securities Act of 1933, as amended (the “Securities Act”).

     4. Assignment of Purchase Rights. The Company shall have the right to assign the Right of First Refusal to such person or persons as it may select.
     5. Restrictions on Transfer. The Purchaser may not sell, transfer, pledge or otherwise dispose of any Unvested Shares of the Stock still subject to vesting except as provided in Sections 2(e) and 3.
     6. Stock Dividends, Etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Stock acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to the vesting terms hereof, the Right of First Refusal and all other terms of this Agreement to the same extent as the Stock owned by the Purchaser immediately before such event.
     7. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:
          (a) “THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THESE SHARES, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.”
          (b) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”
          (c) Any legend required to be placed thereon under applicable state securities laws.
     8. Representations and Warranties. In connection with the proposed purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:
          (a) The Purchaser is purchasing the Stock solely for the Purchaser’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.
          (b) The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Purchaser further represents and warrants that

Purchaser has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.
          (c) The Purchaser realizes that Purchaser’s purchase of the Stock will be a highly speculative investment, and Purchaser is able, without impairing Purchaser’s financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.
          (d) The Company has disclosed to the Purchaser that:
               (i) The sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;
               (ii) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.
          (e) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date the Purchaser has purchased and paid for the Stock; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited “broker’s transaction” or in a transaction directly with a market maker; and limitations on the amount of Stock that may be sold during any three-month period. The Purchaser further represents that Purchaser understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Stock under Rule 144 even if the one-year minimum holding period had been satisfied.
          (f) Without in any way limiting the Purchaser’s representations and warranties set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Stock which the Purchaser is purchasing unless and until:
               (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or
               (ii) The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, furnished the Company with an opinion of the Purchaser’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Purchaser’s counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Purchaser of such concurrence.
     9. “Market Stand-Off” Agreement. Purchaser hereby agrees that in connection with any underwritten public offering by the Company, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of common stock of the Company following the effective date of the Registration Statement of the Company filed under the Securities Act with respect to such offering, he will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by him or her at any time during such period except common stock included in such registration. If requested by such underwriter, Purchaser agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.
     10. Escrow. As security for the Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of the Stock upon forfeiture of any Unvested Shares herein provided for, the Purchaser agrees to deliver to and deposit with DLA Piper LLP (US), counsel to the Company (the “Escrow Agent”), as Escrow Agent in this transaction, a Stock Assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Stock; such documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Purchaser set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.
     11. Transfers in Violation of Agreement. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.
     12. Rights as Stockholder. Subject to the provisions of this Agreement, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock deposited in escrow.
     13. Election Under Section 83(b) of the Code.
          (a) The Purchaser understands that, if the Stock is subject to a “substantial risk of forfeiture,” Section 83 of the Code will tax as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date the risk of forfeiture lapses. In this context, the Stock may be subject to a substantial risk of forfeiture. The Purchaser understands that he may elect to be taxed at the time the Stock is purchased rather than when and as the vesting of the Stock is completed by filing an election, in the form attached hereto as Exhibit C, under Section 83(b) of the Code with the Internal Revenue Service (the

“IRS”) within 30 days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The Purchaser understands that failure to make this filing on a timely basis will result in the recognition of ordinary income by the Purchaser as the vesting restriction on the Unvested Shares lapses, based on the difference between the purchase price and the fair market value of the Stock at the time such restriction lapses.
          (b) The Purchaser understands that the Stock has been valued by the Board of Directors and that the Company believes this valuation represents a fair attempt to appraise it. The Purchaser understands, however, that if the Purchaser files a Section 83(b) election, the Company can give no assurances that the purchase price will be accepted by the IRS as the fair market value of the Stock, and that the IRS could assert that the value of the Stock on the date of purchase was substantially greater than the purchase price. If the IRS were to successfully argue in a tax determination that the Stock had value greater than the price paid by the Purchaser, and the Purchaser has filed a Section 83(b) election, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Purchaser. There is no provision for the Company to reimburse the Purchaser for any potential tax liability, and the Purchaser assumes all responsibility for it. If the additional value attributed to the Stock was more than 25 percent of the Purchaser’s gross income for the year in which that value was taxable, the IRS would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the additional tax and interest.
          (c) AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE PURCHASER PURCHASES STOCK. THIS TIME PERIOD CANNOT BE EXTENDED. THE PURCHASER ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PURCHASER’S SOLE RESPONSIBILITY, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.
          (d) The Purchaser shall notify the Company in writing if Purchaser files an election pursuant to Section 83(b). The Company intends, in the event it does not receive from Purchaser evidence of such filing, to claim a tax deduction for any amount which would be taxable to Purchaser in the absence of such an election.
     14. Miscellaneous.
          (a) Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          (b) Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.
          (c) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, the Purchaser’s heirs, executors, administrators, successors and assigns.
          (d) Applicable Law; Entire Agreement; Amendments. This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of California as it applies to agreements between California residents, entered into and to be performed entirely within California and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.
          (e) Right to Specific Performance. The Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.
          (f) Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.
          (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Purchase Agreement as of the date first above written.

“PURCHASER”	“COMPANY”

REPLY! INC.

By:
Signature	Payam Zamani
President & Chief Executive Officer

Address:	Address:	12667 Alcosta Blvd.
Suite 200
San Ramon, CA 94583

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED,                                            hereby sells, assigns and transfers unto                                                                                      shares of the Common Stock of Reply! Inc., a California corporation (the “Company”), standing in the undersigned’s name on the books of said Company represented by Certificate No.                                            herewith, and does hereby irrevocably constitute and appoint                                                                 attorney to transfer the said stock on the books of the said Company with full power of substitution in the premises.
     Dated:

«Name»
Instruction: Please sign but do not fill in any other blanks. The purpose of this assignment is to enable the Company to exercise its repurchase rights as set forth in the Agreement without requiring additional signatures on the part of the Stockholder.

EXHIBIT B
JOINT ESCROW INSTRUCTIONS
«month_day_200X»
DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Ladies and Gentlemen:
     As Escrow Agent for both Reply! Inc., a California corporation (“Company”), and the undersigned purchaser of Stock (the “Stock”) of the Company (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:
     1. In the event the Unvested Shares are deemed to have been forfeited by the Purchaser, Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction occasioned by such forfeiture.
     2. At the closing of a transaction pursuant to Paragraph 1, you are directed (a) to date the stock assignment necessary for the transfer in question, (b) to fill in the number of shares of Stock being transferred, and (c) to deliver same, together with the certificates evidencing the shares of Stock to be transferred to the Company in connection with the forfeiture of the Unvested Shares
     3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as the Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the Stock is held by you.
     4. This escrow shall terminate at such time as there are no longer any shares of stock subject to vesting pursuant to the Agreement .
     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of it to Purchaser and shall be discharged of all further obligations hereunder.
     6. Your duties hereunder may be altered, amended, modified or revoked only by writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence to such good faith.
     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
     10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
     13. If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to any one all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the following address or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

Company:	Reply! Inc.
12667 Alcosta Blvd, Suite 200
San Ramon, CA 94583

Purchaser:	«Name»

Address:

Escrow Agent:	DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Attn: Peter M. Astiz
     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
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     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours, REPLY! INC.
By:
Payam Zamani
President & Chief Executive Officer

PURCHASER

«Name»
Accepted and agreed as of the date set forth above:

DLA PIPER LLP (US)
By:
Peter M. Astiz, Partner